UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, STG Group, Inc. (the “Company”) entered into an amended employment agreement with Dale Davis (the “Amended Agreement”), which was amended to provide that in the event of the termination of his employment by the Company without Cause (as defined in the Amended Agreement) or by Mr. Davis for Good Reason (as defined in the Amended Agreement), Mr. Davis would be entitled to cash severance equal to six months of his base salary in effect immediately prior to the date of termination, with one additional month of severance per year of service for the first three years of service, up to a maximum of nine months of severance in the aggregate.

The foregoing summary of the Amended Agreement is qualified in its entirety by the text of the Amended Agreement, which is filed herewith as Exhibit 10.1. All readers are encouraged to read the entire text of the Amended Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, revised May 2, 2016, by and between Dale Davis and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: May 5, 2016